UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2007 (February 2, 2007)

PYR Energy Corporation
 (Exact name of registrant as specified in its charter)

Maryland	001-15511	95-4580642
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1675 Broadway, Suite 2450 Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 825-3748

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 2, 2007, PYR Energy Corporation (the “Company”) entered into a Letter Agreement (the “Agreement”) with Nielson & Associates, Inc. (“Nielson”) pursuant to which Nielson agreed to purchase, and the Company agreed to sell, all right, title and interest in and to all of the oil and gas leases, associated leasehold and other interests, wells, easements, contracts, permits and properties, including all equipment and other personal property (the “Interests”) owned by the Company in the Ryckman Creek Field. The Interests to be conveyed will be a minimum of a 100% Working Interest and an 86.5625% Net Revenue Interest in the Interests. As consideration for the Interests, Nielson has agreed to pay the Company $775,000 in cash. Management believes that the Company’s sale of the Interests provides the Company with an influx of cash from a non-performing asset that would have required a significant investment to determine its economic viability.

The closing of the Agreement is subject to the delivery by the Company of marketable title to the Interests, free and clear of all liens, mortgages and other encumbrances and claims against the Interests, along with a special warranty of title. Pursuant to the Agreement, Nielson is entitled to conduct due diligence and satisfy itself that the Company owns the Interests and that no material title defects, material contractual restrictions, or material environmental liabilities exist with respect to the Interests. The parties have agreed that, for accounting purposes, the effective date of the sale will be February 1, 2007 and the transaction shall close no later than February 28, 2007.

The foregoing description does not purport to be a complete description of all the terms of the Agreement. A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On February 7, 2007, the Company issued a press release entitled “PYR Energy Provides Update on Recent Events”. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Section 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. In addition, the information in Section 7.01 of this Current Report shall not be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit No.	Description
10.1	Letter Purchase Agreement, dated as of February 2, 2007, between the Company and Neilson & Associates, Inc.

99.1	Press Release issued February 7, 2007

_________________

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 8, 2007

PYR ENERGY CORPORATION

By: /s/ Kenneth R. Berry, Jr. Kenneth R. Berry, Jr. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Purchase Agreement, dated as of February 2, 2007, between the Company and Neilson & Associates, Inc.

99.1	Press Release issued February 7, 2007